Exhibit 12.1

                                ACTIVISION, INC.
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

Activision (R)

RATIO OF EARNINGS TO FIXED CHARGES


                                                Fiscal year ending March 31,              Six months ending
                                 -----------------------------------------------------  --------------------
                                    1998       1999       2000        2001       2002   9/30/2001  9/30/2002
                                 --------   --------   ---------   --------   --------  ---------  ---------

Pre-tax income from continuing
   operations before loss in
   minority investees            $  8,106   $ 23,636   $(38,636)   $ 32,912   $ 83,500   $  3,685   $ 46,852
                                 ========   ========   ========    ========   ========   ========   ========

Fixed Charges
   Interest expense              $  2,223   $  4,974   $  9,375    $  9,399   $  1,188   $  1,263   $    672
   Facility rent expense - 30%        966      1,316      1,316       1,409      1,604        765        948
   Equipment rent expense - 25%        76        162        214         166        196         99        147
                                 --------   --------   ---------   --------   --------   --------   --------
     Total Fixed Charges         $  3,265   $  6,452   $ 10,905    $ 10,974   $  2,988   $  2,127   $  1,767
                                 ========   ========   ========    ========   ========   ========   ========

Pre-tax income from continuing
   operations before loss in
   minority investees, plus
   fixed charges                 $ 11,371   $ 30,088   $(27,731)   $ 43,886   $ 86,488   $  5,812   $ 48,619
                                 ========   ========   ========    ========   ========   ========   ========

   Ratio of Earnings to Fixed
     Charges                         3.48       4.66       A           4.00      28.95       2.73      27.51
                                 ========   ========   ========    ========   ========   ========   ========


A Due to the loss in fiscal year 2000, the ratio coverage was less than 1:1. Additional earnings of $38.6 million must be generated to achieve coverage of 1:1.